Exhibit 10.56

SECOND SECURED PROMISSORY NOTE AND AGREEMENT

$1,150,000.00	Sunnyvale, California
September 15, 2009

On this 15th day of September, 2009 (the “Effective Date”), by this Second Secured Promissory Note and Agreement (“Second Note”), Intraop Medical Corporation, a Nevada corporation (the "Company"), does hereby agree to pay E.U. Capital Venture, Inc. (“Lender”) at the Company’s offices at 570 Del Rey Avenue, Sunnyvale, CA, or such other place as the Lender shall reasonably designate, the sum of One Million One Hundred Fifty Thousand and 00/100 Dollars ($1,150,000.00) along with accrued interest (such principal amount and interest together, the “Loan”), as further provided herein, as payment and consideration for the full repayment of i) that certain Secured Promissory Note and Agreement between Company and Lender dated November 1, 2008 (the “First Note”) and ii) an advance of funds from Lender to Company of  Five Hundred Seventy Thousand Eight Hundred Eighty-Nine and 54/100 ($570,889.54) (the “Advance”) being made simultaneously with the full execution of this Second Note.  The i) repayment of the First Note, acknowledged by both Company and Lender, and the resulting termination of the First Note, as well as ii) the receipt by Company of the Advance, are separate conditions precedent to the effectiveness of the Loan under this Second Note, and the Loan shall not be deemed to have been made unless both such conditions precedent shall have been satisfied.

NOW THEREFORE, for and in consideration of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Principal, Interest and Payment.  Interest on the Loan shall accrue at the rate of twelve percent (12%) per annum, compounded monthly, and shall be paid monthly on the first day of the month following the Effective Date, provided however that the principal balance and any unpaid accrued interest shall be due and payable in full upon the earlier of either of the following events under the Lease-Purchase Agreement (as defined below): a) the expiration or termination of the Lease Term (as such term is defined in the Lease-Purchase Agreement); or b) the exercise of the Purchase Option (as such term is defined in the Lease-Purchase Agreement) with respect to the Mobetron S/N 28 and related equipment.

2.
Company shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Second Note, in whole or in part, without payment of any premium or penalty.  Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.

3.
Security.  This Second Note evidences indebtedness of Company to Lender for the Loan, which shall be secured by Company’s assignment to Lender of Company’s rights to Rent payments under that certain Lease-Purchase Agreement between the Company and SW Florida Derm-Rad Management, LLC dated November 5, 2008, as amended, a copy of which is referenced hereto as Attachment 1, and by Company’s grant to Lender of a security interest on that certain equipment subject to leasing under the Lease-Purchase Agreement as further described therein.  Company hereby constitutes and appoints Lender irrevocably, and with full power of substitution and revocation, the true and lawful attorney, for and in the name, place and stead of Company, to exercise any and all rights and remedies of Company under the Lease-Purchase Agreement and to perform any of the actions and rights provided thereunder upon the failure of Company to cure an Event of Default as provided below.  Company hereby grants unto said attorney full power and authority following the failure of Company to cure an Event of Default to do and perform each and every act whatsoever requisite to be done with respect to the Lease-Purchase Agreement, as fully to all intents and purposes as Company could do if personally present, hereby ratifying and confirming all that said attorney shall lawfully and reasonably do or cause to be done by virtue hereof; PROVIDED, HOWEVER, that any acts or omissions by Lender after an uncured Event of Default shall be at Lender’s discretion and shall not be or become the basis for any liability of Company. Nothing contained herein shall operate or be construed to obligate Lender to perform any of the terms, covenants or conditions contained in the Lease-Purchase Agreement, or to take any action to collect any payments or to impose any obligation on Lender relating to the Lease-Purchase Agreement.

4.
Termination.  Upon final payment and satisfaction in full of the indebtedness under this Second Note, Lender agrees to execute and deliver to Company instruments evidencing the termination of this Second Note and recorded satisfactions or releases of any recorded security documents or other documents indicating a release of Lender’s security interest associated with this Second Note, and thereafter this Second Note shall be of no further force and effect.

5.
Events of Default.  If default shall be made in the payment of the principal of or interest on this Second Note as and when due and payable and the continuation of such condition for ten (10) Business Days after written notice thereof from Lender to Company then, at any time thereafter during the continuance of such event, as specified in its prior written notice to Company, (i) Lender may, declare the remaining principal of and any accrued but unpaid interest on, this Second Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind other than as expressly herein provided, all of which are hereby expressly waived, and (ii) Lender may pursue any remedies available to it as provided in paragraph 2 above and at law or at equity.  Lender shall be in immediate default of this Second Note in the event it fails to promptly execute such releases and other documents necessary to release its security interests as provided in paragraph 3 above.

5.	General Provisions.

5.1
Modification and Non-Waiver. Any term, covenant, agreement or condition of this Second Note may be amended or waived if, in the case of an amendment, such amendment is in writing and is signed by Company and Lender and, in the case of a waiver, such waiver is in writing and is signed by the party waiving such term, covenant, agreement or condition. No failure or delay by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or of any other right or remedy. The acceptance at any time by Lender of any past due amount hereunder shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

5.2
Severability.  If at any time any provision of this Second Note is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions shall in any way be affected or impaired thereby.

5.3
Attorneys Fees.  In the event it becomes necessary for either party to initiate legal proceedings for the enforcement of this Second Note or any of its terms, the prevailing party shall be entitled to such reasonably incurred attorneys' fees and other costs and expenses.

5.4
Headings.  Section headings used in this Second Note have been set forth herein for convenience of reference only.  Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Second Note.

5.5
Binding on Successors.  The terms of this Second Note shall apply to, inure to the benefit of, and bind all parties hereto and their successors and assigns.  As used herein the term "the undersigned" shall include the undersigned and any other person or entity who may subsequently become liable for the payment hereof.  The term "Lender" shall include Lender as well as any other person or entity to whom this Second Note or any interest in this Second Note is conveyed or transferred.

5.6
Governing Law.  This Second Note shall be governed by and construed and enforced in accordance with the laws of the State of California, as such laws are applied to contracts entered into by residents of such state and performed in such state and without giving effect to principles of conflicts of law.

5.7
No Third Party Beneficiaries.  Nothing expressed in or to be implied from this Second Note is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Second Note or under or by virtue of any provision herein.

5.8
Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and sent by overnight courier, certified mail (return receipt requested) or faxed (with confirmation of transmission to follow by first class mail) to the applicable party at the addresses below, and such notice shall be deemed effective when received.

5.9
Entire Agreement. This Second Note constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and prior agreements, written or oral, with respect thereto, provided however that it does not supersede that certain Inventory and Receivables Purchase Agreement dated September 17, 2007, as amended, between the parties hereto, which shall continue in full force and effect.

Company:		Lender:
Intraop Medical Corporation		E.U. Capital Venture, Inc.
570 Del Rey Avenue		15720 Simioni Drive
Sunnyvale, CA 94085		San Jose, CA 95127
Fax: 408-636-0022		Fax: 408-259-1221
By:	/s/ J.K. Hullett	By:	/s/ Hans Morker
Name: J.K. Hullett		Name:
Title: Chief Financial Officer		Title:

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Attachment 1

LEASE-PURCHASE AGREEMENT BETWEEN
INTRAOP MEDICAL CORPORATION
AND
SW FLORIDA DERM-RAD MANAGEMENT, LLC
DATED NOVEMBER 5, 2008
AS AMENDED OCTOBER 1, 2009

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